KING&WOOD MALLESONS
金杜律师事务所

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QV1 Building
250 St Georges Terrace
Perth WA 6000
Australia

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9 November 2023

TO Board of Directors
BioLingus (Cayman) Limited
89 Nexus Way, Camana Bay
Grand Cayman, KY1-9009
Cayman Islands

Board of Directors
BioLingus Research (Australia) Pty Ltd
22 Renown Street
Burwood Vic 3125
Australia

Dear Directors

BioLingus (Cayman) Limited (Issuer) registration of initial public offering with SEC BioLingus Research (Australia) Pty Ltd (Australian Subsidiary)

We refer to the filing with the Securities and Exchange Commission (**SEC**) under the United States Securities Act 1933, as amended (**Securities Act**), of the Registration Statement on Form F-1 dated on or around 9 November 2023 (the **Registration Statement**) relating to: (1) the registration of the initial public offering on the Nasdaq Stock Market in respect of which we have acted as your legal advisers in Western Australia, Victoria and the Commonwealth of Australia (**Australia**) (together the **Relevant Jurisdictions**) and; (2) the re-sale of a number of ordinary shares in the Issuer held by certain shareholders (together, the **Offering**).

This opinion relates only to the laws of the Relevant Jurisdictions, as interpreted by the courts of the Relevant Jurisdictions, at 9.00am (Perth time) on the date of this opinion. We express no opinion about the laws of any other jurisdiction or (except as expressly provided in paragraph 4) factual matters.

Capitalised terms that are not defined in this opinion have the meaning given to them in the Registration Statement, unless the context otherwise requires.

1 Documents

We have examined copies (certified or otherwise identified to our satisfaction) of, and rely on, the following documents:

(a) the certificate of registration and the constitution (**Constitution**) of the Australian Subsidiary; and

(b) the employment agreement of the chief scientist which we understand is intended to be novated to the Australian Subsidiary/in relation to which a replacement agreement is to be entered into with the Australian Subsidiary (**Employment Agreement**).

In this opinion **laws** means the common law, principles of equity and laws constituted or evidenced by documents available to the public generally.

2 Assumptions

We have assumed:

(a) the authenticity of all dates, signatures, seals, duty stamps and markings;

(b) the completeness, and conformity to originals, of all documents submitted to us;

(c) that all authorisations required for the Australian Subsidiary in relation to the Offering have been obtained and remain in full force and effect;

(d) that the Offering will take place in compliance with all relevant laws and in the manner contemplated by the Registration Statement;

(e) that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

(f) that immediately following the completion of the Offering, the Australian Subsidiary will be solvent;

(g) that no person has been, or will be, engaged in conduct that is unconscionable, dishonest or misleading or deceptive or likely to mislead or deceive (whether by act or omission) that might make any part of this opinion incorrect and there are no facts or circumstances not evident from the face of the documents listed in paragraph 1 that might make any part of this opinion incorrect; and

(h) that no person has been, or will be, engaged in conduct that is unconscionable, dishonest or misleading or deceptive or likely to mislead or deceive (whether by act or omission) that might make any part of this opinion incorrect and there are no facts or circumstances not evident from the face of the documents listed in paragraph 1 that might make any part of this opinion incorrect.

We have not taken any steps to verify these assumptions and assume that you do not know or suspect that any of these assumptions is incorrect.

3 Searches

We have examined and rely on:

(a) an extract of company information for the Australian Subsidiary obtained from the Australian Securities and Investments Commission (**ASIC**) at approximately 2.30pm Perth time on 22 June 2023;

(b) a search of company encumbrances and security interests registered against the Australian Subsidiary on the Personal Property Securities Register (**PPSR**) at approximately 3.00pm Perth time on 22 June 2023; and

(c) a search of current litigation in respect of the Australian Subsidiary in the Federal Court of Australia at approximately 2.30pm Perth time on 22 June 2023, the Supreme Court of Victoria at approximately 8.30am Perth time on 23 June 2023 and the High Court of Australia, at approximately 9.45am Perth time on 27 June 2023.

These records are not necessarily complete or up to date. We have not examined documents filed by the Australian Subsidiary with ASIC nor have we made any other searches.

4 Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

(a) the Australian Subsidiary is incorporated and validly existing under the laws of Australia and is capable of suing and being sued in its corporate name;

(b) the Australian Subsidiary is a wholly owned subsidiary of BioLingus (BVI) Limited, which we understand is a wholly owned subsidiary of the Issuer;

(c) the Australian Subsidiary is in good standing;

(d) the Australian Subsidiary is not subject to any encumbrances or security interests registered on the PPSR;

(e) there is no litigation with respect to the Australian Subsidiary in the Supreme Court of Victoria and the Federal Court of Australia; and

(f) the statements set out in the Registration Statement relating to Australian laws under the heading "Australian Taxation" and "Enforceability of Civil Liabilities" constitute summaries of the Australian legal matters referred to in those sections, and fairly summarise the matters referred to in those sections, as of the date of this opinion.

5 Qualifications

This opinion is subject to the following qualifications:

(a) this opinion is limited to the laws of the Relevant Jurisdictions and we do not express any opinion as to the effect of any other laws;

(b) this opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated;

(c) this opinion letter has been delivered on the date hereof based on the laws of the Relevant Jurisdiction in effect on this date, and we undertake no, and disclaim any, duty to advise you regarding any changes in, or to otherwise communicate with you with respect to the matters and opinions set forth herein;

(d) the rights of a party to enforce its rights against the Australian Subsidiary may be limited or affected by:

  (i) conduct of that party which is unlawful; or

  (ii) conduct of that party which gives rise to an estoppel or claim by the Australian Subsidiary;

(e) the availability of certain equitable remedies (including, without limitation, injunctions and specific performance) is at the discretion of a court in the Relevant Jurisdictions;

(f) an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;

(g) a provision that a statement, opinion, determination or other matter is final and conclusive will not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;

(h) the laws of the Relevant Jurisdictions may require that:

  (i) parties act reasonably and in good faith in their dealings with each other, including, without limitation, in exercising rights, powers or discretions or forming opinions;

  (ii) discretions are exercised reasonably; and

  (iii) opinions are based on good faith;

(i) an indemnity for legal costs may be unenforceable;

(j) we express no opinion as to:

  (i) any provision of a document that requires a person to do or not do something that is not clearly identified in the provision, or to comply with another document;

  (ii) Australian intellectual property laws, including any intellectual property ownership rights;

  (iii) the Australian Foreign Investment Review Board;

  (iv) the accuracy, completeness, correctness or suitability of any formula, equation or mathematical calculation set out in any document. If any formula, equation or mathematical calculation is inaccurate, incomplete or unsuitable for the purpose of determining the amounts or matters for which it has been included, then a court may find that the relevant formula, equation or mathematical calculation is void for uncertainty; or

  (v) any:

    (A) proposal to introduce or change a law, or any pending change in law;

    (B) law which has been enacted and has not commenced, or if it has commenced, has not started to apply; or

    (C) pending judgment, or the possibility of an appeal from a judgment, of any court,

  or the implications of any of them; and

  (vi) whether the Registration Statement contains all the information required in order for the Offering documents not to constitute misleading or deceptive conduct within the meaning of the Corporations Act or any analogous prohibited conduct under any other law.

(k) unless otherwise provided in this legal opinion, we express no opinion in respect of the Registration Statement (and for the avoidance of doubt, including the documents incorporated by reference in the Registration Statement) and we have not been, nor are we, responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in those documents, or that no material facts have been omitted from them.

We consent to the filing of this opinion as an exhibit to the Registration Statement when filed by the Issuer with the SEC, to this opinion being incorporated by reference in the Registration Statement and to the reference to our firm under the headings "Legal Matters" and "Exhibit Index" in the prospectus relating to the Offering. In giving such consent, we do not thereby concede or admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters and we have no obligation to update it.

Yours sincerely

Nigel Hunt | Partner in Charge, Perth
King & Wood Mallesons

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